UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at Viacom Inc.’s (the “Company”) Annual Meeting of Stockholders held on March 17, 2014, as certified by the Company’s independent inspector of election, are set forth below. Each of items 1, 2 and 3 received the affirmative vote of the holders of a majority of the aggregate voting power of the Viacom Class A Common Stock that was both entitled to vote (i.e., that was outstanding on the Company’s record date) and present in person or by proxy at the Annual Meeting, and was therefore approved pursuant to the Company’s Amended and Restated Bylaws. A total of 50,320,141 shares of Class A Common Stock, representing approximately 98.6% of the Class A shares outstanding, were represented at the meeting.

1.	Election of Directors:
		For	Withheld	Broker Non-Votes
	George S. Abrams	48,618,181	59,571	1,642,389
	Philippe P. Dauman	48,627,015	50,737	1,642,389
	Thomas E. Dooley	48,620,919	56,833	1,642,389
	Cristiana Falcone Sorrell	48,254,669	423,083	1,642,389
	Alan C. Greenberg	47,523,850	1,153,902	1,642,389
	Robert K. Kraft	48,648,556	29,196	1,642,389
	Blythe J. McGarvie	48,652,510	25,242	1,642,389
	Deborah Norville	47,483,084	1,194,668	1,642,389
	Charles E. Phillips, Jr.	48,651,100	26,652	1,642,389
	Shari Redstone	48,618,810	58,942	1,642,389
	Sumner M. Redstone	48,602,036	75,716	1,642,389
	Frederic V. Salerno	47,500,761	1,176,991	1,642,389
	William Schwartz	48,638,534	39,218	1,642,389

2.
Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers, as described in the “Executive Compensation” section of the Company’s 2014 Proxy Statement:

	For	Against	Abstentions	Broker Non-Votes
	48,146,263	511,702	19,787	1,642,389

3.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2014:

	For	Against	Abstentions
	50,236,239	77,000	6,902

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 20, 2014